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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 8, 2006, except for Note 18, as to which the date is July 11, 2006, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-132602) and related Prospectus of Cowen Group, Inc. for the registration of 12,900,000 shares of its common stock.

Ernst & Young LLP

New York, New York
July 11, 2006

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Consent of Independent Registered Public Accounting Firm